Exhibit 4         Subscription Agreement

                            THE IMAGING CENTER, INC.
                               715 WILLIAMS STREET
                                 P. O. BOX 1705
                            CUMBERLAND, MD 21501-1705
                             TELEPHONE: 301-759-3410
                             SUBSCRIPTION AGREEMENT

                                  INSTRUCTIONS
================================================================================
1. PLEASE PROVIDE ALL REQUESTED INFORMATION AND SIGN THIS AGREEMENT IN THE SPACE PROVIDED BELOW. ANY OMISSION MAY RESULT IN THIS FORM BEING RETURNED TO YOU FOR COMPLETION.
2. RETURN THIS SUBSCRIPTION AGREEMENT AND YOUR CHECK (OR A CERTIFIED OR CASHIER'S CHECK) FOR THE TOTAL PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY YOU TO THE IMAGING CENTER, INC. AT THE ABOVE ADDRESS. YOUR CHECK SHOULD BE PAYABLE TO "THE IMAGING CENTER, INC."
3. ANY QUESTIONS SHOULD BE DIRECTED TO F. DANIEL JACKSON, M.D. AT THE ABOVE ADDRESS OR TELEPHONE NUMBER. 4. THIS IS A LEGAL DOCUMENT AND ONCE EXECUTED AND DELIVERED BY YOU TO THE COMPANY WILL BE BINDING UPON YOU. IF YOU HAVE ANY QUESTIONS ABOUT THE LEGAL EFFECT OR NATURE OF THIS DOCUMENT, YOU SHOULD CONSULT A QUALIFIED ATTORNEY.
================================================================================
PLEASE COMPLETE ALL OF THE FOLLOWING:

================================================================================
              PURCHASER INFORMATION (COMPLETE ALL UNSHADED BLANKS)
=============================================================================
Name:                                                NAME(S) IN WHICH SHARES
                                                     ARE TO BE REGISTERED.

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Address:



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Telephone:
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State of Residence:
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Social Security or Employer Identification Number:
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Number of Shares I Want                              (NOT LESS THAN 100 NOR
to Purchase:                                         MORE THAN 1,000 SHARES.)
                                              ------
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Price Per Share:                             x $2.00
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Total Purchase Price (No.
Shares x Price)
                                        $-----------
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     PURCHASE OF COMMON STOCK. I agree to purchase shares of the Class B
Non-Voting Common Stock, $1.00 par value (the "Shares") of The Imaging Center, Inc. (the "Company" or "you") in the amount and for the price described above.

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     Attached to this agreement is my check (or a certified or cashier's check)
for the Total Purchase Price for the Shares being purchased by me, made payable to "The Imaging Center, Inc." The Company will promptly deposit these funds into the Escrow Account maintained at ______________.

     I understand that:

         o The Company may, in its sole and absolute discretion, accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

         o The Shares I am purchasing will only be issued upon acceptance by the Company and upon satisfaction of the terms and conditions of this letter.

         o My subscription may be cancelled and my funds will be returned without interest in the event the Company does not accept my subscription on or before ______, 1999 (unless the offering is extended).
     MY REPRESENTATIONS. I understand that the offering and sale of the Shares is registered under the Securities Act of 1933 and various state securities laws and that the Company and its advisors will rely on my representations in this letter to comply with these laws. Accordingly, I represent and warrant to the Company and agree as follows:

         o    All information about me in this letter is true and correct.

         o I have received and have reviewed the Company's Prospectus dated ________, 1999.

         o I have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning this investment, including the terms and conditions of this offering, and all such questions have been answered to my full satisfaction.

         o I have reached the age of majority, have adequate means of providing for my current needs and personal contingencies, am able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, have no need for liquidity in such an investment and, at the present time, could afford a complete loss of such investment.

         o Within 5 days after receipt of a request from you, I will provide additional information and execute any documents as you may require to comply with any and all laws applicable to the Company.

         o All representations or statements made by me to the Company in connection with my purchase of the Shares shall be true and correct in all respects on and as of the date of delivery of the Shares to me and will continue in effect after delivery of the Shares to me.

         o If this agreement is executed by a corporation, partnership, limited liability entity, trust, unincorporated association or other legal entity (the "Entity"), the Entity represents, warrants and agrees that:

               > all references in this agreement to "I" or "me" and any similar references are to the Entity;

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               >  the person signing this agreement on behalf of the Entity has full power and authority to bind the Entity;

               > the Entity full legal power and authority to enter into this agreement and to purchase the Shares; and

               > this agreement has been duly authorized, executed and delivered by the Entity and is binding upon the Entity.

     INDEMNIFICATION. I will indemnify and hold harmless the Company and it officers, directors, agents, employees and affiliates against any and all loss, liability, claim or damage, (including attorney's fees and disbursements) together with all costs and expenses which may arise from or be based upon any false representation or warranty made by me or my failure to comply with any representation, warranty, covenant or agreement made by me in connection with my purchase of the Shares.

     I hereby acknowledge and agree that:

         o IRREVOCABILITY. My purchase of the shares is irrevocable and I may not cancel, terminate or revoke this subscription or any of my agreements made in this letter.

         o BINDING EFFECT. My obligations under this agreement shall survive my death or disability and shall bind my heirs, executor, administrators, successors, legal representatives and assigns.

         o MULTIPLE PURCHASERS. If this Subscription Agreement is signed by more than one person, their obligations shall be joint and several, and their agreements, representations, warranties and acknowledgments contained in this agreement are binding upon each of them and their heirs, executors, administrators, successors, legal representatives and assigns.

         o MODIFICATION. Neither this Agreement nor any of its provisions may be waived, modified, discharged or terminated other than by a further written agreement signed by the party granting any waiver, modification, discharge or termination.

         o NOTICES. Any notice or other communication between the Company and me shall be sent by mail or delivered to the address appearing in this agreement for the person to whom the notice or communication is sent.

         o COUNTERPARTS. This Subscription Agreement may be executed on separate signature pages or in any number of counterparts, and this agreement, so signed, shall be binding on all of us, notwithstanding that all signatures do not appear on one agreement.

         o ENTIRE AGREEMENT. This agreement contains all agreements between us regarding the purchase of the Shares, except as otherwise stated in this agreement.

         o SEVERABILITY. Each provision of this agreement is intended to be severable from every other provision, and if any portion of this agreement is invalid or illegal, the rest of this agreement will remain in effect and binding upon us.

         o ASSIGNMENT. This agreement may not be transferred assigned by me except as may be provided above.

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         o    APPLICABLE LAW. This agreement shall be governed by and construed under laws of the State of Maryland.

Dated: ______________________



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INDIVIDUAL SUBSCRIBER(S):               ENTITY SUBSCRIBER:

                                        -------------------------------------
                                                             [Entity Name]
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Signature of Purchaser                  By: __________________________________
                                        Name:________________________________
                                        Title:_________________________________

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Signature of Purchaser

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PURCHASE ACCEPTED FOR _________ SHARES:

THE IMAGING CENTER, INC.


By: ________________________________
      F. Daniel Jackson, M.D., President

      Date: ___________________________





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